UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2008

LABURNUM VENTURES INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-131953 Commission File Number

1889 Matthews Avenue Vancouver, British Columbia, Canada V6B 5M5 (Address of principal executive offices)

Registrant’s telephone number, including area code: 604-731-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On February 28, 2008, the Board of Directors of Laburnum Ventures Inc. (the “Company”) approved a forward split of the Company's common stock. The Company wishes to improve liquidity and management believes that having more shares will improve the Company’s opportunities for financing and acquisitions.

The stock split is effective as of March 17, 2008. Upon the surrender of their existing share certificates, all shareholders will receive a new share certificate representing five (5) new shares for each one (1) existing share they owned on March 17, 2008.

The number of shares that the Company is authorized to issue will not change as a result of the common stock split. The Company has, however, obtained a new CUSIP number and received a new trading symbol. As of March 17, 2008, the Company’s new trading symbol on the OTC Bulletin Board is “LBUV”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 18, 2008	Laburnum Ventures Inc.
(Registrant)

/s/ Thomas R. Brown
Thomas R. Brown, President and Chief
Executive Officer (Principal Executive
Officer and Principal Accounting Officer)